                                                                   EXHIBIT 10.6



                                    SUBLEASE

        THIS SUBLEASE (the "Sublease") is made and entered into on this ___ day of May, 2002 (the "Effective Date") by and between ADVANCED MEDICAL OPTICS, INC., a Delaware corporation ("Subtenant"), and INGRAM MICRO INC., a Delaware corporation ("Sublandlord"). Subtenant and Sublandlord shall each be know as a "Party" and collectively as the "Parties."

        WHEREAS, Sublandlord is the lessee of those certain premises located at 1700 E. St. Andrew Place, Santa Ana, California, as more particularly described in the attached Exhibit A (the "Premises"), pursuant to that certain Indenture of Lease between Sublandlord, as Tenant, and ANDREW PLACE TWO LLC, a Delaware limited liability company, as Landlord ("Master Landlord"), dated December 1, 1998, as amended by that certain letter amendment dated December 30, 1998 and the Consent to Sublease and Second Amendment to Lease (hereafter, the "Consent") dated as of the date hereof (collectively, the "Master Lease"). A copy of the Master Lease is attached as Exhibit B;

        WHEREAS, as of the Effective Date, there are certain buildings, structures, fixtures and improvements comprising a portion of the Premises (collectively, the "Improvements") and certain furnishings, fixtures and equipment located in or on the Premises which are listed in the attached Exhibit C (the "Leasehold FF&E") and the attached Exhibit C-1 (the "Non-Leasehold FF&E");

        WHEREAS, Sublandlord desires to sublease all of the Premises to Subtenant and to transfer all of Sublandlord's right, title and interest in and to the Leasehold FF&E and the Non-Leasehold FF&E to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord and to acquire Sublandlord's right, title and interest in the Leasehold FF&E and the Non-Leasehold FF&E, upon the terms and conditions set forth in this Sublease;

        WHEREAS, Master Landlord must consent in writing to this Sublease pursuant to the Consent before this Sublease becomes effective; and

        WHEREAS, Landlord's lender, GMAC Commercial Mortgage Corporation ("GMAC"), must consent to this Sublease before it becomes effective.

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

        1. Incorporation of Recitals; Defined Terms. The foregoing recitals are incorporated herein by this reference. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Master Lease.

        2. Sublease. As of the Effective Date, Sublandlord hereby subleases the Premises to Subtenant and transfers and conveys to Subtenant all of Sublandlord's right, title and interest in and to the Leasehold FF&E and the Non-Leasehold FF&E free and clear of all monetary liens created by Sublandlord, subject to the terms of this Sublease and the Consent. The Parties will evidence the transfer and sale of the Non-Leasehold FF&E through a Bill of Sale drafted by Sublandlord and acceptable to Subtenant, to be executed and delivered as of the Effective Date. No additional consideration will be due to Sublandlord in connection with the transfer of the Non-Leasehold FF&E.

        3. Assumption. As of the Effective Date, Subtenant hereby assumes all of the obligations of the Tenant under the Master Lease and agrees promptly to (a) pay or cause to be paid all Rent and other payments in accordance with the Master Lease, as modified by this Sublease and the Consent, and (b) keep, observe and perform duly and punctually all the terms, covenants, provisions and conditions in the Master Lease on the part of the Tenant to be kept, observed and performed, again as modified by this Sublease and the Consent.

        4. Term. This Sublease is effective and enforceable on the Effective Date; however, Rent payments to be made by Subtenant shall commence on the "Commencement Date" (as defined below) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on July 9, 2015 (the "Sublease Expiration Date"). The "Commencement Date" shall mean the date that is five (5) months following the Effective Date.

        5. Premises.

           5.1 Environmental Report. Subtenant has prepared a Phase I environmental site assessment which Master Landlord, Sublandlord and Subtenant have reviewed and approved (the "Environmental Report"). The Parties acknowledge that the Environmental Report discloses no remediation required to be undertaken by Sublandlord as of the Effective Date.

           5.2 Delivery of Premises. Upon the Effective Date, and subject to Master Landlord's and GMAC's consent, Sublandlord shall deliver complete and exclusive possession of the Premises to Subtenant, subject to the rights of Sublandlord under this Sublease and Master Landlord and Sublandlord under the Master Lease and the Consent, in a clean and broom swept condition with all items of Leasehold FF&E and Non-Leasehold FF&E left in place. All other personal property of Sublandlord (including, without limitation, all signage) shall be removed by Sublandlord unless otherwise agreed to by Subtenant. The emergency power generators located on the Premises are owned by Master Landlord, are available for Subtenant's use and are deemed part of the Premises. In addition, all electrical, phone and data cabling shall be tied back to the wall mounts, offices vacuumed, floors mopped and trash removed. Sublandlord also agrees to cause the exterior of the Premises to be pressure washed and all windows cleaned within thirty (30) days after receipt of Subtenant's request, following completion of Phase One (as described in Section 8.1 below) of Subtenant's Tenant Improvements, provided this Sublease is then in effect. Unless otherwise agreed to by Subtenant, Sublandlord shall promptly repair any and all material damage caused by Sublandlord's removal of its personal property as contemplated herein.

           5.3 Parking. Subtenant shall have the right to use the parking facilities as set forth in and pursuant to the terms of the Master Lease. Subject to Master Landlord's reasonable approval pursuant to the Consent and to Sublandlord's reasonable approval, Subtenant shall have the right to install certain equipment and fixtures on the roof of the Buildings or on or around the parking area outside of the Buildings (the "Exterior Fixtures"), including, without limitation, the following: (i) an above-ground 24' high liquid nitrogen storage tank (which may be installed solely on the parking area); (ii) HVAC/chilled water systems; and (iii) two 15' high exhaust ventilation pipes. Subtenant shall provide plans and specifications for the Exterior Fixtures, as well as any other documents reasonably required by Master Landlord and Sublandlord, and such plans, specifications and other documents, and the locations of the Exterior Fixtures, shall be subject to the reasonable approval of Master Landlord and Sublandlord.

        Sublandlord and Subtenant acknowledge that the proposed installation of any of the Exterior Fixtures in the parking area will render some of the parking stalls unusable for parking vehicles. Neither Sublandlord nor Master Landlord shall be responsible to provide Subtenant with additional parking if, and to the extent, the Exterior Fixtures render certain of the parking stalls unusable. Upon the expiration or termination of this Sublease, Subtenant will comply with its obligations under the Consent in connection with removal of the Exterior Fixtures and restoration of parking areas.

        6. Rent.

           6.1 Payment by Sublandlord. Upon the Effective Date and thereafter, Sublandlord shall pay the monthly Fixed Rent to GMAC directly via wire transfer of federal funds to an address specified by GMAC in writing. Notwithstanding any contrary provision in the Master Lease, each payment to GMAC shall be made by the first day of the month for which the installment of Fixed Rent is due. Sublandlord shall pay any Additional Rent due Master Landlord in accordance with the Master Lease. Concurrently with payment of the Fixed Rent to GMAC, Sublandlord shall provide electronic confirmation thereof to Subtenant and to Landlord; concurrently with payment of any Additional Rent to Landlord, Sublandlord shall provide electronic confirmation thereof to Subtenant. If Sublandlord fails to pay any Fixed Rent or Additional Rent due under the Master Lease, Subtenant shall pay said Fixed Rent to GMAC and Additional Rent to Master Landlord directly. For any payments not made by Sublandlord in accordance with the Master Lease, Sublandlord shall be obligated to pay Subtenant the late fee referenced in Section 12.2(b) of the Master Lease. Upon receipt of written instructions from Landlord, Sublandlord shall pay all amounts being paid directly to GMAC pursuant to this Section 6.1 to Landlord or Landlord's subsequent lender as identified by Landlord in writing.

           6.2. Payment by Subtenant. Notwithstanding the delivery of possession of the Premises to Subtenant upon the Effective Date, Subtenant shall have no responsibility for the payment of Additional Rent or Fixed Rent prior to the Commencement Date. Upon the Commencement Date and thereafter, Subtenant shall pay to Sublandlord (a) all Additional Rent accruing under the Master Lease from and after the Commencement Date at least three (3) business days before the same is due under the Master Lease and (b) that portion of the Fixed Rent set forth in the attached Exhibit G by the 25th day of the month immediately preceding the month for which such installment of Fixed Rent is due under the Master Lease. Subtenant shall make such payments via wire transfer of federal funds to an address specified by Sublandlord. In the event that Subtenant fails to make any payment of Additional Rent or any payment specified in Exhibit G within three
(3) business days after electronic notice from Sublandlord that payment is delinquent, Subtenant will pay to Sublandlord a late fee equal to five percent (5%) of the delinquent amount within ten days after delivery of an invoice for the late fee.

        7. Option Terms. If Subtenant desires to remain in the Premises after the Sublease Expiration Date, Subtenant shall have the right to enter into a direct lease with Master Landlord pursuant to the terms set forth in the Consent, provided, however, such right shall be personal to Advanced Medical Optics, Inc., except as provided in the Consent, and may not be assigned to or exercised by any other party. Sublandlord shall have no right to extend the term of the Master Lease and hereby relinquishes its rights under Article XXII of the Master Lease. Except for obligations that survive the expiration of the Master Lease either under applicable law or as specifically provided in the Master Lease, this Sublease or the Consent, Sublandlord will have no further liabilities of any kind, including without limitation any obligation to pay Fixed or Additional Rent, from and after the Sublease Expiration Date. This Sublease will terminate on the Sublease Expiration Date and, except as otherwise provided in this Sublease or the Consent, any rights or obligations accruing from and after the Sublease Expiration Date will be solely between Subtenant and Master Landlord under a direct lease between them as provided in the Consent.

        8. Subtenant's Improvements.

           8.1 (1)Tenant Improvement Allowance; Estimates. Sublandlord and Subtenant agree that Sublandlord shall bear the cost and expense of the construction and installation of the tenant improvements to be constructed by Subtenant within the Premises in accordance with Section 8 of the Consent, as more particularly described on the attached Exhibit D (the "Tenant Improvements"), up to One Million Two Hundred Thousand Dollars ($1,200,000) (the "Tenant Improvement Allowance") and that Subtenant shall bear all costs and expenses in excess of such amount. Prior to commencing the construction and installation of the Tenant Improvements, Subtenant shall provide Sublandlord with an estimate of the cost to complete same as reasonably determined by Subleasee's contractor (the "Estimate"). Upon receipt of the Estimate, Sublandlord shall promptly deposit an amount equal to the lesser of the Tenant Improvement Allowance and the Estimate into a separate joint construction disbursement account to be held by a mutually agreeable financial institution (the "Construction Account"). Upon Sublandlord's receipt of either (a) a certificate of occupancy or recorded Notice of Completion of improvements for work relating to the 2nd and 3rd floors, referenced as item 5 of the attached Exhibit D and intended as "Phase One" of the Tenant Improvements, and (b) written documentation reasonably acceptable to Sublandlord showing that the construction cost of such Phase One exceeded the amount Sublandlord deposited in the Construction Account, Subtenant shall be entitled to withdraw all of the funds and accrued interest in the Construction Account. If the construction cost of Phase One is less than the amount Sublandlord deposited in the Construction Account, this same process will be followed as succeeding phases of the Tenant

Improvements are completed, until either Subtenant has withdrawn all of the funds Sublandlord deposited in the Construction Account or all of the Tenant Improvements are completed. Any balance of the funds Sublandlord deposited in the Construction Account remaining after all Tenant Improvements are completed will be promptly returned to Sublandlord. Sublandlord and Subtenant acknowledge that Subtenant expects to withdraw all funds held in the Construction Account by no later than December 31, 2002. In addition to the Tenant Improvement Allowance outlined above, Sublandlord, at Sublandlord's sole cost and expense, shall be responsible for repainting the exterior of the Building within three (3) years of the Commencement Date, provided this Sublease is then in effect. Sublandlord shall coordinate with Subtenant regarding scheduling a time to complete the painting. Subtenant and Sublandlord shall mutually agree on the color and quality of the paint, both of which shall be subject to approval by Master Landlord.

           8.2 Completion of Tenant Improvements. Subtenant shall have the right to complete the Tenant Improvements in phases, provided each phase of the work shall be prosecuted diligently from demolition until it is finished and complete in accordance with Section 8(b) of the Consent. Notwithstanding the foregoing, the Lab Area as shown in Exhibit A may be demolished immediately but not finished until July 1, 2005. As each phase is completed, Master Landlord and Sublandlord shall be notified by Subtenant and have the right, but not the obligation, to ensure that any such improvements were completed substantially in accordance with the plans approved by Master Landlord and Sublandlord. Subtenant may take occupancy of the Premises prior to completion of the Tenant Improvements.

        9. Expiration of the Master Lease.

           9.1 Removal, Repair, etc. Subtenant shall restore the laboratory and manufacturing space and associated areas included in the Tenant Improvements, as described in items 2, 3 and 4 of Exhibit D ("Lab Areas"), and any Future Lab Areas (as defined in Section 11(a) below) to a Shell Condition (as defined in Section 12(d) of the Consent) at least thirty (30) days prior to the Sublease Expiration Date, unless Master Landlord and Subtenant enter into a direct lease for the Premises as provided in the Consent, or Master Landlord elects otherwise. For purposes of this Section 9.1, Lab Areas shall include laboratories and manufacturing space and associated support facilities. Prior to the Sublease Expiration Date, unless Master Landlord elects otherwise, Subtenant shall also: (a) comply with its obligations under the Consent in connection with removal of the Exterior Fixtures and restoration of the parking areas and (b) remediate (or cause to be remediated) any Hazardous Substances released on or after the Effective Date to the extent required under the Master Lease. Master Landlord shall have access to the office shell space at all times during the last thirty (30) days of the Master Lease Term to improve those portions of the Premises.

           9.2 Environmental Matters. Phase I environmental assessments shall be prepared in accordance with Section 13 of the Consent. If Master Landlord does not have such Phase I environmental site assessment prepared on or prior to the Sublease Expiration Date, then Sublandlord may elect to do so. If recommended by the Phase I environmental site assessment, Master Landlord or Sublandlord may require a Phase II environment site assessment. Subtenant shall remediate any matters which are discovered therein resulting from releases occurring on or after the Effective Date (subject to Sublandlord's obligation to indemnify Subtenant set forth in Section 15.1 below) to the extent required under the Master Lease. Subtenant shall continue to pay Rent until all such environmental remediation is completed as evidenced by a "No Further Action" letter or equivalent issued by the governing regulatory agency with jurisdiction over the remediation. Notwithstanding the foregoing, Sublandlord shall not be relieved of its obligation to remediate any Hazardous Substances which are associated with Sublandlord's occupancy of the Premises.

        10. Signage. Subtenant or any subtenant or assignee occupying the entire Premises shall have the exclusive right to signage on the Premises including the building top and monument signage. Signs or monuments for other tenants or advertisers shall be strictly prohibited. The cost of all signage for Subtenant shall be at Subtenant's expense, or such cost may be withdrawn from the Construction Account. All signage shall be subject to Master Landlord's and Sublandlord's approval. Sublandlord shall remove any existing signage prior to the Effective Date and repair the Building to remove any material evidence of the signage.

        11. Use of Premises and Insurance.

            (a) Subtenant shall be entitled to use the Premises for the uses permitted under the Master Lease. Subtenant may also use up to 30,050 square feet of the Premises for Lab Areas. Subtenant's use of the Premises shall not exceed Occupancy Group B classification as defined by the Uniform Building Code and the Uniform Fire Code. Subtenant shall abide by its adopted hazardous materials business plan as required and approved by all applicable governmental agencies. The consents of Master Landlord, Master Landlord's Lender (as defined in the Consent), and Sublandlord are required for future Lab Areas, which shall not exceed 20,000 square feet and shall be located within the limited area depicted on Exhibit E ("Future Lab Areas"). Future Lab Areas shall require additions to the Restoration Letter of Credit pursuant to Section 12 of the Consent. Such consent by Sublandlord shall not be unreasonably withheld or delayed, but Master Landlord and Sublandlord may withhold their consent to Future Lab Areas to the extent exceeding 20,000 square feet in their sole and absolute discretion.

            (b) Subtenant shall provide Master Landlord and Sublandlord with a certificate evidencing all insurance coverage obtained by Subtenant under a blanket policy of insurance, a copy of which is attached as Exhibit H. Subtenant represents that such insurance coverage shall, at all times, equal or exceed the coverage required of Tenant under the Master Lease and as required under the Consent. Master Landlord, Master Landlord's lender and Sublandlord shall be named as additional insureds on the policies specified therein, and such insurance policies shall provide for at least 30 days written notice to Master Landlord, Master Landlord's lender and Sublandlord prior to any cancellation or reduction in coverage of such insurance. Subtenant, at its cost, will maintain the same types of coverage, and with the same notice requirements, in effect under the Master Lease and the Consent until the expiration of this Sublease. Subtenant will provide evidence of continuing primary insurance coverage to Master Landlord, Master Landlord's lender and Sublandlord at least 30 days prior to the scheduled expiration of any insurance.

        12. Default and Remedies

            12.1 Default. Any Default or Event of Default by either Party under the Master Lease, or the Consent shall also be considered a Default by that Party under this Sublease. However, notwithstanding any contrary provision in the Master Lease or the Consent, the period of time for Subtenant to cure any Default under the Master Lease or Consent is reduced from five (5) business days to three (3) business days for failures to pay Fixed Rent or Additional Rent and from thirty (30) days to twenty-five (25) days for non-monetary Defaults, in order to provide sufficient time for Sublandlord to cure such Defaults within the cure periods provided in the Master Lease and Consent if Subtenant fails to do so. Immediately upon receipt, each Party will deliver to the other copies of any notices of Default under the Master Lease or Consent.

            12.2 Remedies.

                  (a) Right to Cure. In the event there is a Default or Event of Default under the Master Lease or this Sublease as a result of Sublandlord's or Subtenant's act or failure to act, Master Landlord and/or the non-defaulting Party shall each have the right to proceed against the defaulting Party to compel performance or seek damages. The non-defaulting Party shall cure the defaulting Party's Default or Event of Default under the Master Lease except for any Default or Event of Default described in Section 12.1 (d), (e) and (f) of the Master Lease (collectively, the "Incurable Defaults"). The non-defaulting Party shall have the right to seek reimbursement against the defaulting Party for all sums, costs and expenses paid or incurred by the non-defaulting Party to cure any such Default (including, without limitation, amounts paid towards Fixed Rent, late charges, or other amounts assessed by Master Landlord under the terms of the Master Lease resulting from the Default). The non-defaulting Party shall be entitled to reimbursement by the defaulting Party for all costs incurred in connection with proceeding against the defaulting Party in the event of its Default, including, without limitation, attorneys' fees, charges and disbursements.

                  (b) Sublandlord's Additional Remedies. In addition to the right to cure specified in Section 12.2(a), and all other rights and remedies provided at law or in equity, if Subtenant commits a Default or Event of Default under the Master Lease or this Sublease, then Sublandlord, at its option, may terminate all of Subtenant's rights under this Sublease and exercise as to Subtenant all of the rights and remedies provided to Master Landlord under Sections 12.2 (a) through (f) of the Master Lease. If Sublandlord elects to terminate Subtenant's rights under this Sublease or right to possession under the Master Lease, then Subtenant shall pay Sublandlord's unamortized brokers' commissions and tenant improvement costs as of the date of Sublandlord's election pursuant to the schedule set forth in the attached Exhibit I. These amounts will be due within ten (10) days after Sublandlord's delivery of an invoice for the same, and Subtenant's failure to timely pay will permit Sublandlord to draw against the Letter of Credit but only as permitted under the terms and conditions of the Consent.

        13. Representations and Warranties.

            13.1 Subtenant Representations and Warranties. Subtenant represents and warrants as follows:

                  (a) That the person signing this Sublease on behalf of Subtenant is authorized to enter into it.



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                  (b) Subtenant has been duly formed and is an existing entity qualified to do business in the State in which the Premises are located and that Subtenant has full right and authority to execute and deliver this Sublease.

            13.2 Sublandlord Representations and Warranties. Sublandlord represents and warrants as follows:

                  (a) The Master Lease is valid and in full force and effect, in accordance with its terms. The Master Lease has not been surrendered, canceled, terminated or abandoned, whether in writing or pursuant to a purported oral surrender, cancellation, termination or abandonment.

                  (b) There are no defaults by Sublandlord under the Master Lease, and to Sublandlord's knowledge there are no defaults by Master Landlord under the Master Lease, other than those that have been cured. Sublandlord is not aware of any fact or circumstance that, with the passage of time or the giving of notice, or both, would constitute a Default under the Master Lease.

                  (c) The Master Lease is the entire agreement between Master Landlord and Sublandlord pertaining to the Premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Master Lease except as set forth in Exhibit B.

                  (d) Attached as Exhibit F is a true and correct copy of the real property tax bill applicable to Sublandlord's occupancy of the Premises for the fiscal year commencing 7/1/01 and ending 6/30/02.

                  (e) The existing roof, foundation, electrical, generators, lighting, HVAC and mechanical systems, windows and seals, structural components and all plumbing located on or in the Premises are in good working condition and Sublandlord further represents and warrants that none of the foregoing items are in need of repair or replacement as of the Effective Date (other than regularly scheduled maintenance).

                  (f) The Premises and all Improvements located thereon are in compliance with the travel access requirements and restroom requirements currently contained in the applicable provisions of the Americans with Disabilities Act for the existing use of the Premises (without reliance on any variance or grandfather right).

                  (g) Limitation on Property Representations. Any claim by Subtenant under subparagraphs (e) and (f) of this Section 13 must be delivered to Sublandlord in writing within thirty (30) days following the Effective Date. A failure by Subtenant to deliver a written notice to Sublandlord of a claim under said subparagraphs within such thirty (30) days shall cause the representations and warranties contained therein to be null and void. All other representations and warranties of Sublandlord set forth in this sublease shall survive this Sublease and the Master Lease. Subtenant acknowledges that except as expressly provided in this Sublease, neither Master Landlord, Sublandlord nor any agent of Sublandlord has made any

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representation or warranty with respect to the Premises, the condition of the
Premises, the parking area surrounding the Premises, or any portions thereof.

        14. Real Estate Tax Increase Reimbursement. In the event the real property taxes assessed against the Premises increase after the Effective Date solely as a result of a sale, transfer or other deemed change in ownership of the Premises, Sublandlord shall reimburse Subtenant for the full amount of such increase at least three business days prior to the date when such taxes must be paid by Subtenant pursuant to the Master Lease. The amount of increase, if any, will be calculated by using the real estate taxes assessed in the 2001-02 tax year as a base, with upward adjustments to the base if real estate taxes are increased for any reason other than a change of ownership. Accordingly, for purposes of clarity and to prevent misunderstanding, (a) the base for determining whether there is an increase will be adjusted upward for increases to the real estate taxes assessed in 2001-02 to the extent the increases are attributable to new or improved Buildings or other facilities on the Premises, general appreciation in the real estate market (not realized due to a change in ownership), imposition of a higher tax rate or additional real estate taxes or any reason other than a change in ownership and (b) if the real estate taxes decline below those assessed in 2001-02 (as adjusted) and then subsequently increase because of a change in ownership, but the resulting real estate taxes are still below those assessed in 2001-02 (as adjusted), then no payment will be due from Sublandlord. In the event Sublandlord fails to reimburse Subtenant within two business days after receipt of written notice from Subtenant that such payment is delinquent, then Subtenant shall be entitled to charge a late fee equal to five percent (5%) of such late reimbursement amount.

        15. Indemnities.

            15.1 Sublandlord. Sublandlord shall defend, protect, indemnify, and hold harmless Subtenant and its affiliates from and against any and all loss, cost, liability, expense, claim, action, damages, and fines (including those arising from the loss of life, personal injury and/or property damage), including reasonable attorneys' fees, arising from or out of (a) Sublandlord's occupancy of the Premises, (b) any failure by Sublandlord to perform Sublandlord's obligations, including any breach or violation of Sublandlord's obligations, under the Master Lease or this Sublease (including, without limitation, any breach or default by Sublandlord of its obligations under
Article XXXII of the Master Lease) and (c) any liabilities or obligations owing to Master Landlord by "Tenant" under and pursuant to the terms of the Master Lease which arose from events or which accrued prior to the Effective Date.

            15.2 Subtenant. Subtenant shall defend, protect, indemnify, and hold harmless Sublandlord and its affiliates from and against any and all loss, cost, liability, expense, claim, action, damages, and fines (including those arising from the loss of life, personal injury and/or property damage), including reasonable attorneys' fees, arising from or out of (i) Subtenant's occupancy of the Premises, (ii) any failure by Subtenant to perform Subtenant's obligations, including any breach or violation of Subtenant's obligations, under the Master Lease or this sublease (including, without limitation, any breach or default by Subtenant of its obligations under Article XXXII of the Master Lease) and (iii) any liabilities or obligations owing to Master Landlord by "Tenant" under and pursuant to the terms of the Master Lease which arose from events or which accrued from and after the Effective Date.

        16. Consent by Master Landlord. This Sublease is contingent upon the execution of the Consent by Master Landlord, Subtenant and Sublandlord, whereby Master Landlord or its successors-in-interest consent to the sublease contemplated herein subject all of the terms and conditions of the Consent. This Sublease does not impose any additional or expanded obligations on Master Landlord over and above Master Landlord's obligations under the Master Lease or the Consent. This Sublease shall terminate automatically if the Consent is not executed and delivered by Master Landlord on or before May 31, 2002.

        17. Subordination and Non-Disturbance Agreement ("SNDA"). This Sublease is contingent upon the execution by GMAC and Subtenant of an SNDA in the form attached hereto as Exhibit J. This Sublease shall terminate automatically if the SNDA is not executed and delivered by GMAC on or before May 31, 2002.

        18. Assignment and Subletting. Subtenant shall have no right to assign the Master Lease, nor to sublease all or any part of the Premises, without the prior written consent of Sublandlord and Master Landlord on the terms and conditions set forth in the Master Lease and in the Consent.

        19. Incorporation of Master Lease. This Sublease is subject and subordinate to the Master Lease. Except (a) as specifically set forth in this Sublease or the Consent and (b) for Sections 1.2(a), (b), (c) and (e), 1.3, 4.1, 8.1, 8.4(f), and 10.4, definitions in Article II that conflict with those in this Sublease or the Consent, and Articles XV, XXII, XXIII, and XXXI of the Master Lease (all of which are not incorporated into this Sublease), Subtenant shall perform all of the obligations, and be entitled to all of the rights, of the "Tenant" under the Master Lease, and Sublandlord shall use commercially reasonable efforts to cause Master Landlord to perform all of the obligations, and Sublandlord shall be entitled to all of the rights, of the "Landlord" under the Master Lease. For purposes of clarity and to prevent misunderstanding: (i) Sublandlord shall have the same approval rights as Landlord has under the Master Lease, including without limitation those approval rights set forth in Sections 8, 9, 10, 12, 14, 20 and 23 of the Consent, and Subtenant shall submit all requests for approval, and related information, concurrently to both Sublandlord and Landlord; (ii) where the Consent provides that Sublandlord shall cause certain actions, including without limitation Sections 9, 12, 14, 21(b) and 23, or imposes certain obligations only during the period Advanced Medical Optics, Inc. or its successors and assigns is either a tenant under the Master Lease or a subtenant of any portion of the Premises, including without limitation Section 26, Sublandlord hereby imposes those obligations on Subtenant and Subtenant hereby accepts the same; and (iii) Sublandlord shall have the same rights as Landlord to require Phase I and Phase II environmental assessments under Section 13 of the Consent. With respect to Article IX of the Master Lease and Section 21(b) of the Consent, Subtenant shall name Sublandlord as an additional insured and Sublandlord shall be entitled to the same notices respecting insurance as Landlord and Landlord's lender. Other than its obligation to use commercially reasonable efforts, Sublandlord shall have no liability to Subtenant arising from Master Landlord's failure to perform any of "Landlord's" obligations under the Master Lease, nor for any misrepresentations of Master Landlord in connection with the Master Lease, this Sublease or the Consent. Notwithstanding the above, if despite Subtenant complying with its maintenance obligations under
Section 26 of the Consent, the generator referenced in that Section ceases to operate during the Initial Term and the cost of repairing the generator is more than 50% of the then current cost of refurbishing it, then Sublandlord at its sole cost will repair, replace, renovate or refurbish the generator so that it is placed in good operating condition. During any period the generator is not available as a result of such repair, replacement, renovation or refurbishment, Sublandlord at its sole cost will provide a substitute of equivalent capacity. This obligation will cease after expiration of the Initial Term, or upon the earlier termination of this Sublease, and thereafter Sublandlord will have no responsibility whatsoever regarding the generator.

        20. Miscellaneous.

            20.1 Commissions. Except for Professional Real Estate Services, Inc. and CB Richard Ellis, Inc. (the "Brokers"), each Party represents to the other that it has not dealt with any real estate broker, agent or person who may be entitled to a commission or fee on account of this Sublease, and each Party will indemnify the other from and against any loss, liability, damage or expense (including reasonable attorneys' fees, charges and disbursements) which may be incurred in the event the representations in this paragraph made by the indemnifying Party prove to be incorrect. Sublandlord shall pay the Brokers pursuant to a separate written agreement.

            20.2 Amendments; Governing Law; Interpretation. Subject to the terms of the Consent, this Sublease contains the entire understanding of the Parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the Parties, express or implied, oral or written, which are fully merged herein. Subject to the terms of the Consent and the Master Lease, the express terms of this Sublease control and supersede any course of performance or customary practice inconsistent with any such terms. If any term of this Sublease contradicts or is inconsistent with any term of the Consent or the Master Lease, as between Sublandlord and Subtenant, the terms of this Sublease shall prevail. Any agreement hereafter made shall be ineffective to change, modify, discharge or constitute an abandonment of this Sublease unless such agreement is in writing and signed by the Party against whom enforcement of such change, modification, discharge or abandonment is sought; further, the Parties shall obtain Master Landlord's consent to any such change, modification, discharge or abandonment and without Master Landlord's consent, such change, modification, discharge or abandonment shall be void. This Sublease shall be governed by and construed under the laws of the State of California, without regard to the choice of law provisions of such state. This Sublease shall be construed without the aid of any canon, custom or rule of law requiring construction against the draftsman. All Exhibits to this Sublease are deemed incorporated herein by this reference.

            20.3 Consents and Approvals. Unless otherwise expressly indicated herein, all consents and approvals required of Sublandlord and Subtenant herein shall be not be unreasonably withheld or delayed.

            20.4 Notices. Unless otherwise provided herein, all notices, demands, consents or other communications to be given between the Parties, shall be given in accordance with the terms of the Master Lease. The addresses for all notice to Sublandlord and Subtenant shall be as follows unless otherwise indicated in writing by one Party to the other:

SUBLANDLORD:

                 Ingram Micro Inc.
                 1600 East St. Andrew Place
                 Santa Ana, CA 92705
                 Attn:       Senior Vice President Operations


                 SUBTENANT:
                 Pre-Commencement Date Address

                 Advanced Medical Optics, Inc.
                 2525 Dupont Drive
                 Irvine, California 92623
                 Attn:  Ray Diradoorian

                 Post-Commencement Date Address

                 Advanced Medical Optics, Inc.
                 1700 East St. Andrew Place
                 Santa Ana, California 92705
                 Attn:       Aimee Weisner

            20.5 Validation. If any of the provisions of this Sublease shall by order of court be held invalid or in contravention of any of the laws of the United States or of any state having jurisdiction over the subject matter or of any dispute arising under it, such invalidation shall not serve to affect the remaining portion of this Sublease.

            20.6 Waiver. Any Party's failure to enforce strictly any provision of this Sublease shall not be construed as a waiver hereof or as excusing either party from future performance. Any waiver, to be effective, must be in writing and signed by the Party against whom it is sought to be enforced.

            20.7 Successors and Assigns. Subject to Section 18, this Sublease shall inure to the benefit of, and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereof.

            20.8 Recording. A memorandum of this Sublease may be recorded by either Party in the Public Records of the County in which the Premises is located.

            20.9 Headings. Paragraph and section headings herein shall have absolutely no legal significance and are used solely for convenience of reference.

            20.10 Counterparts. This Sublease may be executed in as many counterparts as necessary which taken as a whole shall constitute a single binding agreement.

            20.11 Consent by Master Landlord and GMAC. Any amendment or modification to this Sublease shall be subject to the written consent of Master Landlord and

GMAC, or any successor lender to Master Landlord, and any such amendment or modification shall be void without such consent. This Sublease shall be subordinate to the terms of the Master Lease and any mortgage or deed of trust encumbering the Premises. Notwithstanding the foregoing, the subordination of this Sublease to any future mortgage or deed of trust shall be contingent upon the holder of any such mortgage or deed of trust delivering a non-disturbance agreement substantially similar to Exhibit J, or in a commercially reasonable form or in a typical and customary form.

            20.12 Deposit. Prior to the Effective Date, Subtenant shall deliver to Sublandlord a cash deposit in the amount of Ninety-Six Thousand Six Hundred Nineteen and 50/100ths Dollars ($96,619.50) as an advance payment of first
(1st) month's rent to be applied against first month's rent as it comes due.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.



                                         SUBLANDLORD:


                                         INGRAM MICRO INC.,
                                         a Delaware corporation


                                         By: /s/ James F. Ricketts
                                            -----------------------------------
                                            Name: James F. Ricketts
                                            Title: Corporate Vice President
                                                   and Treasurer


                                         SUBTENANT:
                                         ADVANCED MEDICAL OPTICS, INC.,
                                         a Delaware corporation


                                         By: /s/ Aimee Weisner
                                            -----------------------------------
                                            Name: Aimee Weisner
                                            Title: General Counsel and Secretary

                                   EXHIBIT A

                        LEGAL DESCRIPTION OF THE PREMISES

A THREE-STORY BUILDING CONSISTING OF APPROXIMATELY 171,330 SQUARE FEET AS MORE FULLY DESCRIBED IN THE LEASE, AND THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF SANTA ANA, DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1, AS SHOWN ON EXHIBIT "B" ATTACHED TO LOT LINE ADJUSTMENT LL 96-003 RECORDED SEPTEMBER 24, 1996 AS INSTRUMENT NO. 19960487097 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, TOGETHER WITH THAT PORTION OF THE EAST HALF OF LYON STREET, AS SAID STREET; WAS VACATED BY RESOLUTION NO. 96-070 BY THE CITY COUNCIL OF SANTA ANA, A CERTIFIED COPY OF WHICH WAS RECORDED JANUARY 8, 1998 AS INSTRUMENT NO. 19980011494 OF SAID OFFICIAL RECORDS.

EXCEPTING THEREFROM ALL RIGHT, TITLE AND INTEREST IN AND TO ALL COAL, OIL, GAS AND OTHER HYDROCARBONS, GEOTHERMAL RESOURCES, PRECIOUS METALS ORES, BASE METALS ORES, INDUSTRIAL GRADE SILICATES AND CARBONATES, FISSIONABLE MINERALS OF EVERY KIND AND CHARACTER, METALLIC OR OTHERWISE, WHETHER OR NOT PRESENTLY KNOWN TO SCIENCE OR INDUSTRY, NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED UPON WITHIN OR UNDERLYING THE SURFACE OF SAID LAND REGARDLESS OF THE DEPTH BELOW THE SURFACE AT WHICH ANY SUCH SUBSTANCES MAY BE FOUND, HOWEVER, WITHOUT THE RIGHT FOR ANY PURPOSE WHATSOEVER TO ENTER UPON, INTO OR THROUGH THE SURFACE OF THE FIRST 500 FEET OF THE SUBSURFACE OF THE PROPERTY, AS RESERVED BY CATELLUS DEVELOPMENT CORPORATION, A DELAWARE CORPORATION, IN THE DEED RECORDED JULY 26, 1994 AS INSTRUMENT NO. 94-0472182, OFFICIAL RECORDS.

PARCEL B:

A PERPETUAL NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, AND PARKING, AS SAID EASEMENT IS SET FORTH IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT RECORDED DECEMBER 30, 1998 AS INSTRUMENT NO. 19980905268 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, OVER THAT PORTION OF LOT 1 INCLUDED WITHIN THE CROSSHATCHED ARE SHOWN ON EXHIBIT "C" ATTACHED THERETO.

Assessor's Parcel No.:  403-071-28